(Exhibit 99)

S&P Global Announces Retirement of Alexander Matturri

NEW YORK, SEPTEMBER 19, 2019: S&P Global (NYSE: SPGI) announced today the retirement of Alexander Matturri, Chief Executive Officer of S&P Dow Jones Indices (S&P DJI). Mr. Matturri is responsible for all of S&P DJI’s business operations globally. Mr. Matturri will remain in his role as CEO of S&P DJI until next year to help ensure a smooth transition at the division. S&P Global will announce a replacement in due course.

Mr. Matturri has been a member of S&P Global’s executive team for 12 years having joined the company in 2007. During his tenure, Mr. Matturri has been instrumental in overseeing S&P DJI’s transformation into the growing and leading global index provider it is today. He has spearheaded the division’s strategic mergers and acquisitions including the historic combination of S&P Indices and Dow Jones Indexes, forming S&P Dow Jones Indices LLC, a joint venture between S&P Global as the controlling member, and the CME Group to become one of the world’s largest providers of financial markets indices.

At the helm, Mr. Matturri led the expansion of the S&P DJI brand into new markets via strategic partnerships with global stock exchanges, cobranded relationships with financial institutions and asset managers, and the development of innovative indices and benchmarks that represent a range of sectors, asset classes, strategies and geographies.

Mr. Matturri leaves S&P DJI with an experienced team of global leaders, as well as a legacy of client-focused business excellence that has earned him a reputation as one of the financial services industry’s most respected and trusted voices in indexing, tirelessly educating investors on the important role index providers play in promoting transparent, healthy and liquid markets.

FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this report and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.”

For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the Company’s business strategies and methods of generating revenue; the development and performance of the Company’s services and products; the expected impact of acquisitions and dispositions; the Company’s effective tax rates; and the Company’s cost structure, dividend policy, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

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worldwide economic, financial, political and regulatory conditions, including geopolitical uncertainty and conditions that may result from legislative, regulatory, trade and policy changes associated with the current U.S. administration or the United Kingdom’s withdrawal from the European Union;

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the rapidly evolving regulatory environment, in Europe, the United States and elsewhere, affecting Ratings, S&P Global Platts, Indices, and S&P Global Market Intelligence, including new and amended regulations and the Company’s compliance therewith;

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the impact of the recent acquisition of Kensho, including the impact on the Company’s results of operations; any failure to successfully integrate Kensho into the Company’s operations; any failure to attract and retain key employees; and the risk of litigation, unexpected costs, charges or expenses relating to the acquisition;

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the Company’s ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, and the potential of a system or network disruption that results in regulatory penalties, remedial costs or improper disclosure of confidential information or data;

•	our ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;

•	the outcome of litigation, government and regulatory proceedings, investigations and inquiries;

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the health of debt and equity markets, including credit quality and spreads, the level of liquidity and future debt issuances and the potentially adverse impact of increased access to cash resulting from the Tax Cuts and Jobs Act;

•	the demand and market for credit ratings in and across the sectors and geographies where the Company operates;

•	concerns in the marketplace affecting the Company’s credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings, benchmarks and indices;

•	the effect of competitive products and pricing, including the level of success of new product developments and global expansion;

•	consolidation in the Company’s end-customer markets;

•	the introduction of competing products or technologies by other companies;

•	the impact of customer cost-cutting pressures, including in the financial services industry and the commodities markets;

•	a decline in the demand for credit risk management tools by financial institutions;

•	the level of merger and acquisition activity in the United States and abroad;

•	the volatility of the energy marketplace;

•	the health of the commodities markets;

•	our ability to attract, incentivize and retain key employees;

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our ability to adjust to changes in European and United Kingdom markets as the United Kingdom leaves the European Union; the impact of the United Kingdom’s departure on our offerings in the European Union; and the impact of the United Kingdom’s departure on our credit rating activities and other European and United Kingdom offerings and United Kingdom, particularly in the event of the United Kingdom's departure without an agreement on terms with the European Union;

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the Company’s ability to successfully recover should it experience a disaster or other business continuity problem from a hurricane, flood, earthquake, terrorist attack, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event;

•	changes in applicable tax or accounting requirements, including the impact of the Tax Cuts and Jobs Act;

•	the level of the Company’s future cash flows and capital investments;

•	the impact on the Company’s revenue and net income caused by fluctuations in foreign currency exchange rates; and

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the Company’s exposure to potential criminal sanctions or civil penalties if it fails to comply with foreign and U.S. laws and regulations that are applicable in the domestic and international jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia, Sudan and Syria, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company’s businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company’s filings with the SEC, including the “Risk Factors” section in the Company’s most recently filed Annual Report on Form 10-K.

ABOUT S&P GLOBAL

S&P Global is a leading provider of transparent and independent ratings, benchmarks, analytics and data to the capital and commodity markets worldwide. The Company's divisions include S&P Global Ratings, S&P Global Market Intelligence, S&P Dow Jones Indices and S&P Global Platts. S&P Global has approximately 21,000 employees in 33 countries. For more information visit www.spglobal.com.

ABOUT S&P DOW JONES INDICES

S&P Dow Jones Indices is the largest global resource for essential index-based concepts, data and research, and home to iconic financial market indicators, such as the S&P 500® and the Dow Jones Industrial Average®. More assets are invested in products based on our indices than products based on indices from any other provider in the world. Since Charles Dow invented the first index in 1884, S&P DJI has been innovating and developing indices across the spectrum of asset classes helping to define the way investors measure and trade the markets.

S&P Dow Jones Indices is a division of S&P Global (NYSE: SPGI), which provides essential intelligence for individuals, companies, and governments to make decisions with confidence. For more information, visit www.spdji.com.

MEDIA CONTACTS:

S&P Global
David R. Guarino
Chief Communications Officer
212-438-1471
dave.guarino@spglobal.com

S&P Dow Jones Indices
April Kabahar
Head of Communications
212-438-7530
april.kabahar@spglobal.com